Exhibit 99.1

CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Stacy Berns/Melissa Jaffin – Investor/Media Relations
Berns Communications Group
(212) 994-4660

FOR IMMEDIATE RELEASE

PHILIP H. KOWALCZYK APPOINTED CHIEF OPERATING OFFICER

OF THE TALBOTS, INC.

HINGHAM, Mass., October 09, 2007 – The Talbots, Inc. (NYSE: TLB) announced today that Philip H. Kowalczyk, currently President of the Company’s J. Jill Group, Inc., has been named Chief Operating Officer of The Talbots, Inc. effective immediately. He will report directly to Trudy F. Sullivan, President and Chief Executive Officer.

In his new role, Mr. Kowalczyk will be responsible for Talbots, Inc. Strategic Planning and International, the Talbots brand Direct Marketing and Customer Service operation and certain Talbots, Inc. shared services functions including Information Services, Distribution/Fulfillment Operations, and Manufacturing/Sourcing & Product Integrity. He will also assist the Company during its strategic review of its brand positioning and growth initiatives.

“Phil has played a key role in helping to stabilize and integrate J. Jill into Talbots operations following the Company’s acquisition of J. Jill in May 2006. He has done an exceptional job in bringing important business disciplines, organizational structure and merchandising processes and controls to the J. Jill brand that are necessary for accelerated growth. In his new position as Chief Operating Officer at Talbots, we can effectively leverage Phil’s extensive experience with the Company and his intimate understanding of what both brands stand for, as we develop our long range strategic plan,” commented Ms. Sullivan, President and Chief Executive Officer of The Talbots, Inc. “At the same time, we will be seeking a talented leader for J. Jill who can dramatically move that brand forward and realize its exciting potential.”

The Company has begun a comprehensive search for a successor to Mr. Kowalczyk as President of J. Jill and has retained Kirk Palmer & Associates, Inc. in New York City to manage the process. During the interim period, in addition to his new responsibilities Mr. Kowalczyk will retain his current position.

Mr. Kowalczyk joined Talbots in 2004 as Executive Vice President, Chief Administrative Officer. Mr. Kowalczyk previously was Managing Director of Kurt Salmon Associates.

The Talbots, Inc. is a leading international specialty retailer and cataloger of women’s, children’s and men’s apparel, shoes and accessories. The Company currently operates a total of 1,398 stores in 47 states, the District of Columbia, Canada and the U.K., with 1,141 stores under the Talbots brand name and 257 stores under the J. Jill brand name. Both brands target the age 35 plus customer population. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “target,” “would yield,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, future comparable sales, future earnings, future EPS, and other future financial performance or operating measures) constitutes forward-looking information.

Our outlook and other forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company which involve substantial risks and uncertainty, including assumptions and projections concerning integration costs, purchase-related accounting adjustments, acquisition synergies and, for each of our brands, store traffic, levels of store sales including meeting our internal plan and budget for regular-price selling and markdown selling for the indicated forward periods, and customer preferences. All of our outlook information and other forward-looking statements are as of the date of this release only. The Company can give no assurance that such outlook or expectations will prove to be correct and does not undertake or plan to update or revise any “outlook” information or any other forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any projected results will not be realized.

Any public statements or disclosures by us following this release which modify or impact any of the outlook or other forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook or statements in or accompanying this release.

Our forward-looking statements involve substantial known and unknown risks and uncertainties as to future events which may or may not occur, including whether this strategic review of our operations and any significant changes which may result from or in connection with such process will favorably impact our productivity and profitability in the short-term or long-term and the timing of any such matters, acceptance of the Company’s fashions including its seasonal fashions, effectiveness of the Company’s brand awareness and marketing programs, any different or any increased negative trends in its regular-price or markdown selling, success of our expected marketing events in driving store traffic and store and direct marketing sales, success of our catalogs in driving both our direct marketing sales and in driving store traffic, the Company’s ability to anticipate and successfully respond to constantly changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its merchandise at regular prices as well as its ability to successfully execute its sale events including the timing and levels of markdowns and appropriate balance of available markdown inventory, our ability to accurately estimate and forecast future full-price and markdown selling for each of our brands, the risk that the J. Jill business will not be successfully integrated, the risk that the J. Jill merchandise changes will not be well accepted, the risk that the cost savings, operational efficiencies, and other synergies from the transaction may not be fully realized or may take longer to realize than expected, the risk associated with integrating and operating profitably and successfully as a multi-brand chain for the first time, the risk that the acquisition will disrupt Talbots or J. Jill’s core business, the reaction of Talbots and J. Jill customers and suppliers to the changes being made within the organization, effectiveness and profitability of new concepts, the risks associated with CEO succession, any difference between estimated and actual stock option expense, and retail economic conditions including consumer spending. In each case, actual results may differ materially from such forward-looking information.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations” and you are urged to carefully consider all such factors.

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